Exhibit 99.(a)(1)(iv)

AMERICAN FINANCIAL REALTY TRUST

Offer to Purchase for Cash
Any and All of Its Outstanding

4.375% Convertible Senior Notes due 2024
CUSIP No. 02607PAB3

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 28, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

March 3, 2008

To Our Clients:

Enclosed for your consideration is an Offer to Purchase (the “Offer to Purchase”) and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Offer”) by American Financial Realty Trust (the “Company”) to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Letter of Transmittal, any and all of its outstanding 4.375% Convertible Senior Notes due 2024 (the “Notes”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

The Purchase Price for Notes that are validly tendered and accepted for payment pursuant to the Offer prior to the Expiration Date will be an amount equal to 100% of the principal amount of the Notes ($1,000.00 per $1,000 principal amount), plus accrued and unpaid interest up to, but not including, the Payment Date.  Holders of Notes will not be entitled to receive the Purchase Price for the Notes unless they properly tender their Notes prior to the Expiration Date and do not validly withdraw the Notes.

We are the holder of Notes held for your account.  A tender of the Notes can be made only by us as the holder pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Notes on your behalf in accordance with the provisions of the Offer.  Notes validly tendered may be withdrawn at any time prior to the Expiration Date but, subject to certain limited exceptions set forth in the Offer to Purchase, not thereafter.

We urge you to read carefully the enclosed Letter of Transmittal in conjunction with the Offer to Purchase before instructing us to tender your Notes.

Your attention is directed to the following:

•                                          Subject to the terms and conditions of the Offer, payment will be made for Notes accepted for payment in immediately available (same-day) funds on the Payment Date.

•                                          The Offer will expire on the Expiration Date, which will be at 12:00 midnight, New York City time, on March 28, 2008, unless extended.

•                                          If you desire to tender any Notes in response to the Offer and receive the Purchase Price, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf prior to the Expiration Date.

•                  The Company’s obligations to accept for payment, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Offer are conditioned upon satisfaction or waiver of the conditions set forth in the section of the Offer to Purchase entitled “The Offer—Conditions of the Offer.”

•                  Tenders of Notes may be validly withdrawn at any time prior to the Expiration Date, but not thereafter, subject to certain exceptions, described in the Offer to Purchase.

•                  Any transfer taxes will be borne by the Company except as otherwise provided in Instruction 8 of the Letter of Transmittal.

If you wish to tender any or all of the Notes held by us for your account, please complete, execute, detach and return to us the instruction form attached.  If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified on the instruction form.  Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Notes in connection therewith would not be in compliance with the laws of that jurisdiction.  If the Company becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with the laws of that jurisdiction, the Company will make a good faith effort to comply with those laws or seek to have those laws declared inapplicable to the Offer.  If, after that good faith effort, the Company cannot comply with those laws, the Offer will not be made to Holder(s) residing in those jurisdictions.

IMPORTANT: The Letter of Transmittal (or a facsimile) duly executed, together with the Notes and all other required documents, or an Agent’s Message, together with a confirmation of book-entry transfer of Notes must be received by the Depositary prior to the Expiration Date with respect to Holders wishing to receive the Purchase Price.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

THE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF NOTES FOR PAYMENT BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE INFORMATION AGENT OR THE DEPOSITARY OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER HOLDERS OF NOTES SHOULD TENDER NOTES IN RESPONSE TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE OFFER, OR TO MAKE ANY REPRESENTATION IN CONNECTION THEREWITH, OTHER THAN THOSE CONTAINED IN THE OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY.

LETTER OF INSTRUCTIONS

WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

ANY AND ALL OF THEIR OUTSTANDING

4.375% CONVERTIBLE SENIOR NOTES DUE 2024

(CUSIP No. 02607PAB3)

BY

AMERICAN FINANCIAL REALTY TRUST

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of American Financial Realty Trust, dated March 3, 2008 (the “Offer to Purchase”), and the Letter of Transmittal relating to its outstanding debt securities listed above (the “Notes”).

This will instruct you to tender the number of Notes indicated below held by you for the account of the undersigned, on the terms and subject to the conditions in the Offer to Purchase and Letter of Transmittal.

Notes which are to be tendered.	SIGN HERE

Aggregate Principal Amount*
Signature(s)

Name(s) (Please Type or Print)

Address

* If the undersigned does not fill in the blank, or unless otherwise indicated, the execution and delivery of these instructions constitute the undersigned’s instruction to you to tender with respect to the entire aggregate principal amount of Notes held by you for the account of the undersigned

City, State and Zip Code

Area Code and Telephone Number

	Dated:	, 2008

YOU MUST RETURN THIS INSTRUCTION FORM IN ADVANCE OF THE EXPIRATION DATE TO THE BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE WHO SENT YOU THE ENCLOSED LETTER TO ALLOW SUCH PERSON SUFFICIENT TIME TO TENDER YOUR NOTES PRIOR TO SUCH DATE. SENDING THIS FORM TO THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OTHER PERSON WILL NOT CONSTITUTE A VALID TENDER IN RESPONSE TO THE OFFER.